Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Board of Directors

Williams Controls, Inc:

We consent to the incorporation by reference in the registration statements (Nos. 333-42232, 333-43006, 333-59397, and 333-90565, on Form S-3 and No. 333-56591 on Form S-8) of Williams Controls, Inc. of our report dated December 3, 2004, with respect to the consolidated balance sheets of Williams Controls, Inc. as of September 30, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity (deficit), cash flows, and comprehensive loss for each of the years in the three-year period ended September 30, 2004, which report appears in the September 30, 2004 annual report on Form 10-K of Williams Controls, Inc.

In fiscal year 2003, the Company adopted Statement of Financial Accounting Standard No. 150, as discussed in Note 15 to the consolidated financial statements.  In addition, as discussed in Note 7 to the consolidated financial statements, in fiscal year 2002, the Company adopted early application of Statement of Financial Accounting Standard No. 145.

/s/ KPMG LLP

Portland, Oregon
December 22, 2004